United States
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 23, 1997


                     Coastal Caribbean Oils & Minerals, Ltd.
             (Exact name of registrant as specified in its charter)


          Bermuda                         1-4668                    NONE
State or other jurisdiction             (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)


Clarendon House, Church Street, Hamilton HM DX, BERMUDA             NONE
        (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (441) 295-1422


         (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.





Item 5.   Other Events

          On June 23 1997, five directors, Charles T. Collis, Nicholas B. Dill, Benjamin W. Heath, John D. Monroe and Phillip W. Ware, were re-elected at the Company's annual meeting.

          The shareholders also ratified the appointment of the Company's auditors, Ernst & Young LLP, as well as a proposal to increase authorized common stock from 100 to 250 million shares. A proposal to authorize 10 million shares of preferred stock was not carried.

          The meeting was adjourned until July 25 for additional consideration of a proposal to amend and restate the Company's bylaws.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         COASTAL CARIBBEAN OILS & MINERALS, LTD.
                                                    (Registrant)



                                          By /s/ Benjamin W. Heath
                                                 Benjamin W. Heath
                                                 President


Date:  June 27, 1997